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                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (From S-8 dated January 20, 2000) pertaining to the 1997 Stock Option Plan and the 1999 Employee Stock Purchase Plan of our report dated February 22, 1999 with respect to the financial statements of Quotesmith.com, Inc included in its Registration Statement on Form S-1 (No. 333-79355), filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young, LLP

Chicago, Illinois
January 24, 2000